EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-______) for the registration of 200,000 shares of its common stock pertaining to the Caliber Learning Network, Inc. 1999 Employee Stock Purchase Plan, As Amended, of our report dated February 11, 2000, with respect to the financial statements and schedule of Caliber Learning Network, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                      /s/ Ernst & Young LLP

Baltimore, Maryland
November 29, 2000


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